   As filed with the Securities and Exchange Commission on November 14, 2001
                                                    Registration No. 333-_______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                              BJ Services Company
            (Exact name of registrant as specified in its charter)


                Delaware                                   63-0084140
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                    Identification No.)


                         5500 Northwest Central Drive
                             Houston, Texas 77092
             (Address of Principal Executive Offices)  (Zip Code)

                              BJ Services Company
                              2000 Incentive Plan
                           (Full title of the plan)

                        Margaret Barrett Shannon, Esq.
                              BJ Services Company
                Vice President - General Counsel and Secretary
                         5500 Northwest Central Drive
                             Houston, Texas 77092
                    (Name and address of agent for service)

                                (713) 462-4239
         (Telephone number, including area code, of agent for service)

                           ------------------------

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                           Proposed           Proposed
                                                                           Maximum            Maximum
                                                     Amount                Offering           Aggregate           Amount of
                                                     to be                  Price             Offering          Registration
    Title of Securities to be Registered          registered (1)         Per Share(2)         Price(2)              Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.10 par value per share (3)     6,000,000 shares           $26.715         $160,290,000            $40,073
===============================================================================================================================

(1) Subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h). The aggregate offering price and registration fee are based upon the sum of the product obtained by multiplying 6,000,000 shares (the number of shares of Common Stock registered hereby as to which options may be granted under the 2000 Incentive Plan) by $26.715 (the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on November 8, 2001, which is within 5 days of the filing of this Registration Statement).
(3) Includes the preferred share purchase rights (as adjusted and as subject to further adjustment in certain events, including stock splits, stock dividends or similar transactions) associated with the Common Stock.


================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.   Incorporation of Documents by Reference

          This Registration Statement on Form S-8 hereby incorporates by reference the contents of the following documents filed by BJ Services Company (the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"):

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000;

               (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2000, March 31, 2001 and June 30, 2001; and

               (c) The description of the Common Stock contained in the Company's registration statement on Form 8-A/A (No. 1-10570) filed under the Exchange Act on November 14, 2001, as amended; the description of the BJ Rights contained in the Company's registration statement on Form 8-A/A filed under the Exchange Act on November 14, 2001, as amended; and the description of the Series A Preferred Stock of the Company included in the Company's registration statement on Form 8-A/A filed under the Exchange Act on November 14, 2001, as amended.

          All documents filed by the Company and by the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the Registration Statement and the Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or the Prospectus.

Item 6.   Indemnification of Directors and Officers.

          The Company is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") which permits a corporation to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties to any threatened, pending or completed action or suit (other than an action by or in the right of the corporation) by reason of their being directors, officers or other agents of the corporation.

          The Company's Certificate of Incorporation provides that no director of the Company shall be held personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation also provides that if the DGCL is amended to authorize further limitation or elimination of the personal liability of directors, then the liability of the Company's directors shall be limited or eliminated to the full extent permitted by the DGCL.

          Section 16 of Article III of the Company's Bylaws provides as follows:
(a) The Company shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company or any of its direct or indirect wholly owned subsidiaries or, while a director, officer, employee or agent of the Company or any of its direct or indirect wholly owned subsidiaries, is or was serving at the request of the Company or any of its direct or indirect wholly owned subsidiaries, as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable laws provided that the Company shall not be obligated to indemnify any such person against any such action, suit or proceeding which is brought by such person against the Company or any of its direct or indirect wholly owned subsidiaries or the directors of the Company or any of its direct or indirect wholly owned subsidiaries, other than an action brought by such person to enforce his rights to indemnification hereunder, unless a majority of the Board of Directors of the Company shall have previously approved the bringing of such action, suit or proceeding. The Company shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was licensed to practice law and an employee (including an employee who is or was an officer) of the Company or any of its direct or indirect wholly owned subsidiaries and, while acting in the course of such employment committed or is alleged to have committed any negligent acts, errors or omissions in rendering professional legal services at the request of the Company or pursuant to his employment (including, without limitation, rendering written or oral legal opinions to third parties) against expenses (including counsel fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable law; provided that the Company shall not be obligated to indemnify any such person against any action, suit or proceeding arising out of any adjudicated criminal, dishonest or fraudulent acts, errors or omissions of such person or any adjudicated willful, intentional or malicious acts, errors or omissions of such person.

     (b) Expenses incurred by an officer or director of the Company or any of its direct or indirect wholly owned subsidiaries in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Section 16. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     (c) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 16 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any provision of law, the Company's Certificate of Incorporation, the Certificate of Incorporation or Bylaws or other governing documents of any direct or indirect wholly owned subsidiary of the Company, or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding any of the positions or having any of the relationships referred to in this Section 16.

Item 8. List of Exhibits

Exhibit No.    Description
-----------    -----------

5.1            Opinion of Andrews & Kurth, Mayor, Day, Caldwell & Keeton L.L.P.
               as to the legality of the securities being registered.

10.1 2000 Incentive Plan (incorporated by reference to Appendix B to the proxy statement dated January 25, 2001 of BJ Services Company (Commission File No. 1-10570)).

10.2 First Amendment effective March 22, 2001 to BJ Services Company 2000 Incentive Plan.

10.3 Second Amendment effective May 10, 2001 to BJ Services Company 2000 Incentive Plan (incorporated by reference to Appendix D to the proxy statement dated April 10, 2001 of BJ Services Company (Commission File No. 1-10570)).

23.1 The consent of Deloitte & Touche LLP to the incorporation by reference of their report.

23.2 The consent of Andrews & Kurth, Mayor, Day, Caldwell & Keeton L.L.P. to the use of their opinion in this Registration Statement is contained in the opinion filed as Exhibit 5.1.

24.1 Powers of attorney, pursuant to which amendments to this Registration Statement may be filed, are included in Part II hereof.

Item 9. Undertakings

        The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 14, 2001.

                                    BJ Services Company
                                    (Registrant)


                                    By:   /s/ J. W. Stewart
                                          -----------------
                                          J. W. Stewart
                                          President and Chief Executive Officer

                               Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. W. Stewart, Michael McShane, and Margaret Barrett Shannon, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on November 14, 2001.

           Signature                                  Title
           ---------                                  -----

/s/ J. W. Stewart                    Chairman of the Board, President, and
-----------------------------------  Chief Executive Officer
J. W. Stewart
(Chief Executive Officer)

/s/ Michael McShane                  Senior Vice President - Finance, Chief
-----------------------------------  Financial Officer and Director
Michael McShane
(Principal Financial Officer)

/s/ James Horsch                     Corporate Controller
-----------------------------------
James Horsch
(Principal Accounting Officer)

/s/ L. William Heiligbrodt           Director
-----------------------------------
L. William Heiligbrodt

/s/ John R. Huff                     Director
-----------------------------------
John R. Huff

           Signature                                  Title
           ---------                                  -----

/s/ Don D. Jordan                    Director
-----------------------------------
Don D. Jordan

/s/ R. A. LeBlanc                    Director
-----------------------------------
R. A. LeBlanc

/s/ Michael E. Patrick               Director
-----------------------------------
Michael E. Patrick

/s/ James L. Payne                   Director
-----------------------------------
James L. Payne

                               Index to Exhibits

Exhibit No.    Description
-----------    -----------

5.1            Opinion of Andrews & Kurth, Mayor, Day, Caldwell & Keeton L.L.P.
               as to the legality of the securities being registered.

10.1 2000 Incentive Plan (incorporated by reference to Appendix B to the proxy statement dated January 25, 2001 of BJ Services Company (Commission File No. 1-10570)).

10.2 First Amendment effective March 22, 2001 to BJ Services Company 2000 Incentive Plan.

10.3 Second Amendment effective May 10, 2001 to BJ Services Company 2000 Incentive Plan (incorporated by reference to Appendix D to the proxy statement dated April 10, 2001 of BJ Services Company (Commission File No. 1-10570)).

23.1 The consent of Deloitte & Touche LLP to the incorporation by reference of their report.

23.2 The consent of Andrews & Kurth, Mayor, Day, Caldwell & Keeton L.L.P. to the use of their opinion in this Registration Statement is contained in the opinion filed as Exhibit 5.1.

24.1 Powers of attorney, pursuant to which amendments to this Registration Statement may be filed, are included in Part II hereof.